Exhibit 1.2

PEPSICO, INC.

Debt Securities, Warrants and Units

U.S. DISTRIBUTION AGREEMENT

TABLE OF CONTENTS

		PAGE
SECTION 1. Definitions		1
SECTION 2. Appointment of Banks as Agents		1
SECTION 3. Purchase and Sale of Securities by a Bank as Underwriter		3
SECTION 4. Terms Agreement; Administrative Procedures		4
SECTION 5. Certain Conditions Precedent to Banks’ Obligations		4
SECTION 6. Representations and Warranties of the Company		7
SECTION 7. Authority, Compliance with Laws		10
SECTION 8. Agreements		11
SECTION 9. Fees and Expenses		14
SECTION 10. Inspection; Place of Delivery; Payment		15
SECTION 11. Indemnification and Contribution		16
SECTION 12. Termination		19
SECTION 13. Representations and Indemnities to Survive		19
SECTION 14. Notices		20
SECTION 15. Successors; Non-Transferability		20
SECTION 16. Counterparts		20
SECTION 17. Applicable Law		20
SECTION 18. Headings		20
Schedule I	List of Participating Banks
Schedule II	Form of Terms Agreement
Schedule III	Administrative Procedures

Exhibit A	Form of Company’s Counsel Opinion
Exhibit B	Form of Banks’ Counsel Opinion
Exhibit C	Form of Assistant Secretary’s Certificate
Exhibit D	Form of Officers’ Certificate

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THIS DISTRIBUTION AGREEMENT, dated as of                     , among PepsiCo, Inc., a corporation organized under the laws of the State of North Carolina (the “Company”), and the banks set forth in Schedule I hereto (individually, the “Bank” and collectively, the “Banks”).

W I T N E S S E T H:

WHEREAS, the Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3, File No. 333-                     (the “Registration Statement”), including a prospectus (the “Prospectus”), relating to the Company’s securities, including the Company’s Debt Securities, Warrants and Units (as such terms are defined in the Prospectus); and

WHEREAS, each Bank has agreed to participate in the offer and sale of Debt Securities, Warrants and Units (sometimes referred to collectively as the “Securities”) to investors on the terms and conditions set forth herein;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings ascribed to such terms by the Prospectus; provided, however, that in the event of a conflict between the Prospectus and any applicable Supplement regarding the definition of any capitalized term used herein, the definition set forth in the applicable Supplement will govern; and provided, further, that the terms “Registration Statement”, “Prospectus”, “Pricing Supplement”, “Prospectus Supplement”, and “Time of Sale Prospectus” as used herein, (a) include, in each case, the documents (if any) incorporated by reference therein, and (b) refer, in each case, to such document as supplemented or otherwise amended from time to time.

For purposes of this Agreement and each Terms Agreement (as defined below), “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Annex A to the applicable Terms Agreement.

Section 2. Appointment of Banks as Agents. From the date hereof and until the expiration or earlier termination of this Agreement, each Bank will be an agent of the Company with respect to the distribution and sale of the Securities, and will use reasonable efforts, consistent with standard industry practice, to solicit offers for the purchase of the Securities upon the terms and conditions set forth in the Prospectus and, with respect to Securities of a given series, in the applicable preliminary and final Pricing Supplement or Prospectus Supplement (each such supplement a “Supplement” or an “applicable Supplement”),

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provided, however, that no Bank will be required to solicit offers to purchase Securities issued pursuant to a Supplement that does not name such Bank as an agent. All sales of Securities resulting from a solicitation made or an offer to purchase received by any Bank in its capacity as agent during the term of this Agreement will be subject to the provisions of this Section 2 and to all other provisions of this Agreement not specifically limited to sales of Securities made to such Bank as underwriter and/or as purchaser for its own account.

(a) Non-Exclusive Agency. Each Bank acknowledges and agrees that its agency hereunder is non-exclusive and that its obligations as agent hereunder will continue notwithstanding the offer or sale of Securities by the Company directly to investors (including such Bank as purchaser for its own account), to underwriters (including such Bank as underwriter, as contemplated by Section 3 below), and/or through other agents, as the Company may, in its sole discretion, elect. The obligations of each Bank in its capacity as agent hereunder, and the obligations of each other person that has been authorized by the Company to act as its agent in soliciting offers to purchase Securities, shall be several and not joint.

(b) Solicitation of Offers as Agent; Rights of Acceptance and Rejection of Offers. Each Bank may reject, and will not be required to communicate to the Company, any offer to purchase Securities that it reasonably deems unacceptable. The Company will have the sole right to accept any offer to purchase Securities and may reject any such offer in whole or in part. The Company will in no event approve any solicitation of offers or accept any offers to purchase Securities the aggregate public offering price of which, with respect to Securities of a given series, would exceed the maximum aggregate public offering price stated in the applicable Supplement.

(c) Commissions. As consideration for the sale of Securities of a given series that occurs as a result of a solicitation made or an offer to purchase received by any Bank in its capacity as agent, the Company will pay such Bank the commission identified in the applicable Supplement, which commission will be expressed as a percentage of the aggregate public offering price of such Securities. Payment of the commission will be made on the Settlement Date (as defined in Section 10(c) hereof), in U.S. dollars or such other currency as the Company and such Bank may agree in writing, by discount from the proceeds of the sale of such Securities or by such other means as may be agreed to in writing by the Company and such Bank and set forth in the applicable Terms Agreement (hereinafter defined). Any provision of this Agreement to the contrary notwithstanding, no Bank will be entitled to payment of any commission with respect to the sale of a given Security unless (i) the sale of such Security shall have occurred as a result of a solicitation made or an offer to purchase received by such Bank in its capacity as agent hereunder, on the terms and conditions set forth herein and in the applicable Terms Agreement, (ii) such Bank shall have been

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named as an agent in the applicable Supplement, and (iii) such Security shall have been sold by the Company directly to a third-party investor without such Bank acquiring legal title thereto.

(d) Termination or Suspension of Solicitations by Banks as Agents. The Company may at any time require the Banks to terminate or temporarily suspend the solicitation of offers to purchase Securities. Upon receipt of written notice from the Company to the Banks directing the Banks (or any of them) to terminate or suspend solicitations of offers to purchase Securities, until (in the case of a temporary suspension) such time as may be indicated in such notice or in any subsequent notice from the Company to the Banks, the Banks will forthwith terminate or suspend such solicitations (as the case may be). The provisions of this paragraph notwithstanding, the termination or suspension by the Company of any Bank’s solicitation of offers to purchase Securities will not (except under the circumstances contemplated in Section 5 or Section 8(b) hereof) relieve or otherwise affect any Bank’s obligation to purchase any Securities such Bank shall have agreed to purchase in its capacity as underwriter, or the Company’s obligation to sell any Securities it shall have agreed to sell to a third-party investor through such Bank in its capacity as agent, in either case as set forth in an applicable Terms Agreement that shall have been executed and delivered by both the Company and such Bank.

(e) Scope of Agency. In soliciting offers to purchase Securities, the Banks will be acting solely as agents for the Company. Each Bank will use its best efforts consistent with standard industry practice to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities has been solicited by such Bank and accepted by the Company, but no Bank will have any liability to the Company in the event that any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Securities to a purchaser whose offer it has accepted, the Company will hold each Bank harmless against any loss, claim, damage, or liability arising from or as a result of such default and will pay to such Bank the commission such Bank would have received had such sale been consummated.

Section 3. Purchase and Sale of Securities by a Bank as Underwriter. The Company and any Bank may agree upon one or more sales of Securities to such Bank as underwriter, for resale to investors on the terms set forth in the Prospectus and in any applicable Supplement. All sales of Securities made to a Bank in its capacity as underwriter during the term of this Agreement will be subject to the provisions of this Section 3 and to all other provisions of this Agreement not specifically limited to sales of Securities through such Bank as agent and/or to such Bank as purchaser for its own account.

(a) The Banks’ Obligation to Purchase Securities; Multiple Underwriters. In the event that a Bank is the sole underwriter with respect to a

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particular series of Securities, such Bank will be obligated to purchase all of the Securities of such series. In the event that such Bank is one of two or more underwriters with respect to a particular series of Securities, the applicable Terms Agreement will specify the aggregate public offering price of the Securities that such Bank and such other underwriter or underwriters will be obligated to purchase, such obligations to be several and not joint.

(b) Discounts. All Securities of any series to be sold to a Bank in its capacity as underwriter will be sold at a discount from the price at which such Securities are to be sold to the public. Such discount will be identified in the applicable Terms Agreement, expressed as a percentage of the aggregate public offering price of such Securities. Any provision of this Agreement to the contrary notwithstanding, such Bank will not be entitled to any discount with respect to the purchase of a given Security unless (i) such Bank shall have purchased such Security with a view, at the time of such purchase, to the immediate resale thereof to a third-party investor, unless the Company shall have otherwise agreed in the applicable Terms Agreement, and (ii) such Bank shall have been named as an underwriter in the applicable Supplement. It is expressly acknowledged and agreed that a Bank may, in its capacity as underwriter with respect to any given series of Securities, sell such Securities to one or more dealers that are not parties to this Agreement or the applicable Terms Agreement, and may allow to such dealers a discount from the public offering price of such Securities, provided that the aggregate of all such discounts allowed by such Bank to such dealers with respect to such Securities will not exceed the discount received by such Bank from the Company with respect to such Securities.

Section 4. Terms Agreement; Administrative Procedures. No agreement for the purchase of Securities by any Bank in its capacity as underwriter or through any Bank in its capacity as agent will be deemed to exist until the terms of such agreement shall have been put in writing, substantially in the form of the attached Schedule II, and such writing shall have been signed by both the Company and such Bank (any such signed writing a “Terms Agreement”). In the event of a conflict between any provision of a Terms Agreement with respect to Securities of a given series and any term of the applicable Supplement, the terms of the applicable Supplement will govern.

Each of the Company and the Banks agrees that it will perform its respective administrative obligations with respect to the offer and sale of Securities as set forth in the Administrative Procedures attached to this Agreement as Schedule III. Each Terms Agreement will incorporate all applicable terms and provisions of this Agreement and the Administrative Procedures as fully as though such terms and provisions were expressly stated therein.

Section 5. Certain Conditions Precedent to Banks’ Obligations. The obligation of each Bank to solicit offers to purchase Securities in its capacity as

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agent, and its obligation to purchase any Securities in its capacity as underwriter, will in all cases be subject to the accuracy of the representations and warranties of the Company set forth in Section 6 hereof or in the applicable Terms Agreement (as the case may be), to receipt of the opinions and certificates to be delivered to such Bank pursuant to the terms of Section 5 and 8 hereof or the provisions of the applicable Terms Agreement (as the case may be), to the accuracy of the statements of the Company’s officers made in each certificate to be furnished as provided herein or in the applicable Terms Agreement (as the case may be), to the performance and observance by the Company of all covenants and agreements contained herein or in the applicable Terms Agreement (as the case may be) on its part to be performed and observed, in each case at the time of solicitation by such Bank of offers to purchase Securities, at the time the Company accepts any offer to purchase Securities through such Bank in its capacity as agent or by such Bank in its capacity as underwriter, as the case may be, and at the time of purchase, and (in each case) to the following additional conditions precedent, when and as specified:

(a) As of the Settlement Date for any Securities to be purchased through a Bank in its capacity as agent or by a Bank in its capacity as underwriter (for purposes of this paragraph (a), the “Applicable Settlement Date”), and with respect to the period from the date of the applicable Terms Agreement to and including the Applicable Settlement Date:

(i) there shall not have occurred (A) any material adverse change (or development involving a prospective material adverse change) in the business, properties, earnings, or financial condition of the Company and its subsidiaries on a consolidated basis or (B) any suspension or material limitation of trading in the Company’s capital stock by the Commission or the New York Stock Exchange, Inc. (the “NYSE”) (the events described in the foregoing clauses A and B, the “Company-Specific Events”), the effect of any of which Company-Specific Events shall have made it impracticable, in the reasonable judgment of such Bank, to market such Securities, such judgment to be based on relevant market conditions;

(ii) there shall not have occurred (A) any suspension or material limitation of trading in securities generally on the NYSE, (B) a declaration of a general moratorium on commercial banking activities in New York by either Federal or New York State authorities, or (C) any outbreak or material escalation of hostilities or other national or international calamity or crisis (the events described in the foregoing clauses A through C the “Market Events”), the effect of any of which Market Events shall have made it impracticable, in the reasonable

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judgment of such Bank, to market such Securities, such judgment to be based on relevant market conditions, including, without limitation, the impact of such Market Event on debt securities having substantially similar characteristics; and

(iii) there shall not have been issued any stop order suspending the effectiveness of the Registration Statement nor shall any proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities have been instituted or threatened.

(b) Each relevant Bank will receive, upon execution and delivery of any applicable Terms Agreement and on each Settlement Date, a letter from KPMG LLP (“KPMG”), or such other independent certified public accountants as may be selected by the Company (KPMG or such other independent certified public accountants each, successively, the “Company’s Auditors”), dated such date containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to financial statements and certain financial information contained in the Registration Statement, the Prospectus and the applicable Supplement (each such letter an “Auditors’ Letter”).

(c) On each Settlement Date, the relevant Bank shall have received the following documents and such appropriate further information, certificates, and documents as the Company and such Bank shall have agreed, as reflected in the applicable Terms Agreement:

(i) the opinion of counsel to the Company, selected by the Company and reasonably agreed to by such Bank (the “Company’s Counsel”), dated as of such Settlement Date, substantially in the form of Exhibit A hereto,

(ii) the opinion of counsel to the Banks, selected by the Banks and reasonably agreed to by the Company (the “Banks’ Counsel”), dated as of such Settlement Date, substantially in the form of Exhibit B hereto,

(iii) a certificate of the Assistant Secretary of the Company, dated as of such Settlement Date, substantially in the form of Exhibit C hereto, and

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(iv) a certificate of the Chief Financial Officer and Senior Vice President or Treasurer of the Company, dated as of such Settlement Date, substantially in the form of Exhibit D hereto.

Section 6. Representations and Warranties of the Company. The Company represents and warrants to each Bank that, as of each date on which the Company and such Bank execute and deliver a Terms Agreement and as of each date the Company issues and sells Securities through such Bank in its capacity as agent or to such Bank in its capacity as underwriter:

(a) (i) The Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 of the Securities Act) filed within three years of the date of the applicable Terms Agreement, (ii) the Company is a “well known seasoned issuer” (as defined in Rule 405 of the Securities Act), (iii) the Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement is in effect nor, to the Company’s knowledge, are any proceedings for such purpose pending before or threatened by the Commission, (iv) as of the effective date of the Registration Statement (the “Effective Date”), the Company met the applicable requirements for use of Form S-3 under the Securities Act with respect to the registration under the Securities Act of the Securities, and (v) as of the Effective Date, the Registration Statement met the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complied in all material respects with said Rule.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated or to be incorporated by reference in the Prospectus or Time of Sale Prospectus complies or will comply, in all material respects, with the applicable provisions of the Exchange Act and the rules and regulations of the Commission thereunder, (ii) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, in all material respects, with the Securities Act and the rules and regulations of the Commission thereunder, and (iv) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (v) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations and warranties as to information contained in or omitted from the Registration Statement, the Prospectus or the Time of Sale Prospectus in

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reliance upon and in conformity with information furnished in writing to the Company by the underwriters expressly for use in the Registration Statement, the Prospectus or the Time of Sale Prospectus or any amendment or supplement thereto or the Statement of Eligibility and Qualification of the Trustee (the “Form T-1”) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(d) The Company has been duly incorporated and is validly existing under the laws of the State of North Carolina, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and the Time of Sale Prospectus, and is duly qualified to transact business as a foreign corporation in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

(e) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed, and delivered by the Company and (assuming due authorization, valid execution, and delivery thereof by the Trustee) is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to creditors’ rights generally, by any other federal or state laws, by rights of acceleration, by general principles of equity, or by the discretion of any court before which any proceeding therefor may be brought.

(f) This Agreement has been duly authorized, executed, and delivered by the Company and (assuming due authorization, valid execution, and delivery by each Bank) is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability of any term or provision hereof (including, without limitation, the Company’s indemnity obligations under Section 11 hereof) may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to creditors’ rights generally, by rights of acceleration, by any other federal or state law. by general principles of equity, or by the discretion of any court before which any proceeding therefor may be brought.

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(g) The form of Terms Agreement filed by the Company as exhibits to the Registration Statement, and the form of any Shelf Warrant Agreement or Unit Agreement to be filed by the Company as an exhibit to the Registration Statement, have been or will be duly authorized by the Company and, assuming valid execution and delivery by the Company and due authorization, valid execution, and delivery by each of the other parties thereto, each such agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to creditors’ rights generally, by any other federal or state laws, by general principles of equity, or by the discretion of any court before which any proceeding therefor may be brought.

(h) The Securities have been duly authorized and, when issued, executed, and authenticated in accordance with the provisions of the Indenture, or when countersigned by the Warrant Agent or Unit Agent in accordance with the provisions of the applicable Warrant Agreement or Unit Agreement, as the case may be, and delivered to and duly paid for in accordance with the applicable provisions of the Prospectus and the Time of Sale Prospectus and any applicable Supplement, and Section 10(c) hereof, will be entitled to the benefits of the Indenture or the applicable Warrant Agreement or Unit Agreement, as the case may be, and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to creditors’ rights generally, by any other federal or state laws, by rights of acceleration, if applicable, by general principles of equity.

(i) The execution and delivery of and performance by the Company of its obligations under this Agreement, the Securities, the Indenture, any Warrant Agreement, any Unit Agreement and any Terms Agreement, as the case may be, will not contravene any provision of any applicable law or of the Restated Charter or By-Laws of the Company, or of any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries taken as a whole, or of any judgment, order, or decree of any governmental body, agency, or court having jurisdiction over the Company or any of its subsidiaries, in each of the foregoing cases except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, and no consent, approval, authorization, or order of or qualification with any governmental body or agency is, to the Company’s knowledge, required for the performance by the Company of its obligations under this Agreement, the Securities, the Indenture, or any Warrant Agreement or any Unit Agreement or Terms Agreement, except such as may be required by Blue Sky laws or other securities laws of the various states in which the Securities are offered and sold and except to the extent where the failure to obtain such consent,

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approval, authorization, order or qualification would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

(j) There has not been any material adverse change (or development involving a prospective material adverse change) in the business, properties, earnings, or financial condition of the Company and its subsidiaries on a consolidated basis from that set forth in the Company’s last periodic report filed with the Commission under the Exchange Act and the rules and regulations promulgated thereunder.

(k) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened, to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that is required to be described in the Registration Statement, the Prospectus or the Time of Sale Prospectus and is not so described, or any applicable statute, regulation, contract, or other document that is required to be described in the Registration Statement, the Prospectus or the Time of Sale Prospectus that is not so described.

Section 7. Authority, Compliance with Laws. As of each date on which the Company and any Bank execute and deliver a Terms Agreement and as of each date the Company issues and sells Securities through any Bank in its capacity as agent or to any Bank in its capacity as underwriter, the following statements are and shall be true:

(a) Each of this Agreement and any Terms Agreement has been duly authorized, executed, and delivered by such Bank and (assuming due authorization, valid execution, and delivery thereof by the Company) is a valid and binding agreement of such Bank, enforceable against such Bank in accordance with its respective terms, except as the enforceability of any such terms or provisions (including, without limitation, such Bank’s agency obligations under Section 2 hereof and such Bank’s indemnification obligations under Section 11 hereof) may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to creditors’ rights generally, by any other federal or state laws, by general principles of equity, or by the discretion of any court before which any proceeding therefor may be brought.

(b) Neither the execution and delivery of this Agreement or any Terms Agreement by such Bank nor the performance by such Bank of its obligations hereunder or thereunder is precluded by any provision of any applicable federal or state law (including, without limitation, the Blue Sky laws of any jurisdiction, to the extent that such laws apply to such Bank), or of any term or provision of the Charter or By-Laws of such Bank, any agreement or other instrument binding upon such Bank, or any judgment, order, or decree of any governmental body,

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agency, or court having jurisdiction over such Bank, and all consents, approvals, authorizations, and orders of and qualifications with all governmental bodies and agencies that are, to such Bank’s knowledge, required for the performance by such Bank of its obligations under this Agreement or any Terms Agreement have been obtained, except such as may be required by Blue Sky laws or other securities laws of the various states in which the Securities are offered and sold.

(c) Each Bank has delivered and will deliver a copy of the Prospectus and the Time of Sale Prospectus (as the same may be amended as of the date of such delivery, together with all applicable Supplements), to each person who has agreed to purchase Securities as to which such Bank is named as an agent or underwriter, in each case in accordance with all applicable federal and state laws. Such Bank has not made and will not make any representation, warranty, or other statement to any third party in connection with the solicitation, offer, sale, or distribution of any of the Securities that is or, at the time it is made, will be in violation of any applicable federal or state law.

Section 8. Agreements. The Company and each Bank agree as follows:

(a) Prior to the filing by the Company of any amendment to any Prospectus or of any Supplement that shall name such Bank as agent or underwriter, the Company will afford such Bank or such Bank’s Counsel a reasonable opportunity to review and comment on the same, provided, however, that the foregoing requirement will not apply to any of the Company’s filings with the Commission required to be filed pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act. Subject to the foregoing sentence, the Company will promptly cause each applicable Supplement to be filed with or transmitted for filing with the Commission in accordance with Rule 424(b) or 424(c) under the Securities Act or pursuant to such other rule or regulation of the Commission as then deemed appropriate by the Company. The Company will promptly advise the Banks of (i) any request by the Commission for any amendment to the Registration Statement, for any amendment or supplement to the Prospectus, or for any information from the Company, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use reasonable efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as reasonably possible the withdrawal thereof.

(b) If, at any time when a prospectus relating to any series of Securities is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus or the Time of Sale Prospectus would

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include an untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Prospectus in order to comply with the Securities Act, the Exchange Act, the respective rules and regulations of the Commission thereunder, or any other applicable law, the Company will promptly notify each Bank, by telephone or by facsimile (in either case with written confirmation from the Company by mail), to cease use and distribution of the Prospectus or the Time of Sale Prospectus (and all then existing supplements thereto) and to suspend all efforts to solicit offers to purchase Securities in its capacity as agent or to suspend all efforts to resell the Securities in its capacity as underwriter or dealer, as the case may be, and each Bank will promptly comply with the terms of such notice. If the Company thereafter decides to amend or supplement the Registration Statement or the Time of Sale Prospectus or the Prospectus to correct such statement or omission or to effect such compliance, it will promptly advise each Bank of such decision, either by telephone or telecopier (in either case with confirmation from the Company by mail) and, at the Company’s expense, will promptly prepare and cause to be filed with the Commission an appropriate amendment or supplement to the Registration Statement or the Time of Sale Prospectus or the Prospectus, as the case may be, and will supply each Bank with one signed copy of any such amended Registration Statement and as many copies of any such amended or supplemented Prospectus as such Bank may reasonably request. If such amendment or supplement is satisfactory in the reasonable judgment of the Banks to correct such statement or omission or to effect such compliance, then upon the effective date of such amendment to the Registration Statement or the filing with the Commission of such amendment or supplement to the Prospectus or the Time of Sale Prospectus, as the case may be, the Banks may resume solicitation of offers to purchase such Securities or the resale of such Securities as the case may be, in accordance with the terms hereof. Any other provision of this Agreement to the contrary notwithstanding, if any event or condition contemplated in the first sentence of this paragraph (b) shall occur before the Settlement Date for any sale of Securities to be made through any Bank in its capacity as agent, or before such Bank has completed distribution of any Securities it may have purchased in its capacity as underwriter, the Company will forthwith prepare and cause to be filed with the Commission an amendment or supplement to the Registration Statement or the Prospectus or the Time of Sale Prospectus, as the case may be, satisfactory in the reasonable judgment of such Bank to correct such statement or omission or to effect such compliance, and the Company will supply such Bank with one signed copy of such amended Registration Statement and as many copies of such amended or supplemented Prospectus or the Time of Sale Prospectus as such Bank may reasonably request, provided, however, that the expense of preparing, filing, and supplying copies to such Bank of any such amendment or supplement will be borne by the Company

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only for the nine-month period immediately following the purchase of such Securities by such Bank and thereafter will be borne by such Bank.

(c) The Company will furnish to each Bank, without charge, as many copies of the Prospectus and the Time of Sale Prospectus, any documents incorporated by reference therein, and any supplements and amendments thereto as such Bank may reasonably request.

(d) The Company will, with such assistance from the Banks as the Company may reasonably request, endeavor to qualify the Securities for offer and sale under the Blue Sky laws or other securities laws of such jurisdictions as the Banks shall reasonably request and will maintain such qualifications for as long as required with respect to the offer, sale, and distribution of the Securities.

(e) From the date of any Terms Agreement providing for the purchase of Securities by any Bank in its capacity as an underwriter hereunder to and including the corresponding Settlement Date, the Company will not, without such Bank’s prior consent (which consent may not be unreasonably withheld), offer, sell, or contract to sell to, or announce any offering of any Securities to be distributed by, any underwriter other than such Bank pursuant to any underwriting agreement or other similar agreement (including a distribution agreement) between the Company and one or more third parties. It is expressly understood and agreed that the foregoing will not prohibit or restrict any sale of Securities outside the United States or any sale of Securities by the Company directly to one or more investors, through such Bank as agent hereunder, or through any other agent of the Company.

(f) As of each date on which the Company and the Banks execute and deliver a Terms Agreement and as of each date the Company issues and sells Securities through the Banks in their capacity as agents or to the Banks in their capacity as underwriters, each Bank has disclosed and will disclose to the Company the purchase of any Security made by such Bank as principal, for its own account, and not with a view to the immediate sale or resale of such Security to a bona fide third-party investor.

(g) Such Bank has not used and will not use, has not authorized the use of and will not authorize the use of, has not referred to and will not refer to, and has not participated and will not participate in the planning for use of any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) (each such communication by the Company or its agents or representatives an “Issuer Free Writing Prospectus”) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included

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(including through incorporation by reference) in the preliminary prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A to the applicable Terms Agreement or (iii) any free writing prospectus prepared by such Bank and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(h) Such Bank has not distributed and will not distribute any Underwriter Free Writing Prospectus in a manner reasonably designed to lead to its broad unrestricted distribution.

(i) Such Bank has not used and will not use, without the prior written consent of the Company, any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission.

(j) Such Bank represents and warrants that it is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the prospectus delivery period).

Section 9. Fees and Expenses. The Company will pay all costs, fees, and expenses arising in connection with the sale of any Securities through the Banks in their capacity as agents or to the Banks in their capacity as underwriters and in connection with the performance by the Banks of their related obligations hereunder and under any Terms Agreement, including the following: (a) expenses incident to the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus, any free writing prospectus and the Time of Sale Prospectus and all amendments and supplements thereto, (b) expenses incident to the issuance and delivery of such Securities, (c) the fees and disbursements of the Company’s Counsel, the Tax Counsel, the Company’s Auditors and the Trustee, (d) expenses incident to the qualification of such Securities under Blue Sky laws and other applicable state securities laws in accordance with the provisions of Section 8(d) hereof, including related filing fees and the reasonable fees and disbursements of the Banks’ Counsel in connection therewith and in connection with the preparation of any survey of Blue Sky laws (a “Blue Sky Survey”), (e) expenses incident to the printing and delivery to the Banks, in the quantities hereinabove stated, of copies of the Registration Statement and all amendments thereto, of the Prospectus and all amendments and supplements thereto, and of the Time of Sale Prospectus and all amendments and supplements thereto, (f) expenses incident to the printing and delivery to the Banks, in such quantities as each Bank shall reasonably request, of copies of the Indenture, any Warrant Agreement, any Unit Agreement and any Blue Sky Survey, (g) any fees charged by rating agencies for the rating of such Securities, (h) the fees and expenses, if any, incurred with respect to any applicable filing

14

with the National Association of Securities Dealers, and (i) the reasonable fees and disbursements of the Banks’ Counsel incurred in connection with the offering and sale of such Securities, including reasonable fees for the issuance of any opinion to be delivered by the Banks’ Counsel hereunder; provided, however, that each Bank will pay all costs, fees, and expenses incurred by such Bank in connection with the purchase of Securities by such Bank for its own account or with respect to the resale of Securities purchased by such Bank in its capacity as underwriter hereunder, including all transfer taxes, advertising expenses, and fees and expenses of the Banks’ Counsel incident to the resale of any such Securities.

Section 10. Inspection; Place of Delivery; Payment.

(a) Inspection. The Company agrees to have available for inspection, checking, and packaging by the Banks or their appointed agent, at the office of the Trustee in The City of New York, the Securities to be sold through or to the Banks as agents or underwriters hereunder, not later than 1:00 P.M. on the New York Business Day prior to the applicable Settlement Date. As used in this Agreement, “New York Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

(b) Place of Delivery of Documents, Certificates and Opinions. The documents, certificates and opinions required to be delivered to the Banks pursuant to Section 5 of this Agreement will be delivered at the offices of the Banks’ Counsel, or at such other location as may be agreed upon by the Company and the Banks, not later than 12:00 p.m., New York time, in each case on the date or dates indicated in the applicable Section, or at such other time as the Banks and the Company may agree upon in writing.

(c) Payment. Delivery of Securities sold by or through the Banks as underwriters or agents will be made to the Banks on the date that the Company receives payment in full of the aggregate purchase price therefor, discounted as provided in the applicable Supplement with respect to Securities purchased by the Banks as underwriters or (unless otherwise set forth in the applicable Terms Agreement) discounted as provided in paragraph 2(c) hereof regarding payment of the commission set forth in the applicable Supplement with respect to Securities sold through the Banks as agents (each such date a “Settlement Date”), in the currency specified in such Securities and in the applicable Supplement, by wire transfer of immediately available funds to an account designated in writing by the Company or by such other means as may be agreed upon by the Company and the Banks and set forth in the applicable Terms Agreement.

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Section 11. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold each Bank and each person, if any, who controls such Bank within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, harmless from and against any and all losses, claims, damages, or liabilities to which any Bank comes subject under the Securities Act, the Exchange Act, or any other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages, or liabilities (and actions in respect thereof) arise out of, are based upon, or are caused by any untrue statement or allegedly untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus, or the Time of Sale Prospectus or in any amendment or supplement thereto, or arise out of, are based upon or are caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company agrees to reimburse each such indemnified party for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company will not be liable to the extent that such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of, are based upon, or are caused by any such untrue statement or omission or allegedly untrue statement or omission included in or omitted from the Registration Statement, the Prospectus or the Time of Sale Prospectus in reliance upon and in conformity with information furnished to the Company by the Banks in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or the Time of Sale Prospectus or any amendment or supplement thereto, provided, further, that any amount payable by the Company to any Bank pursuant to the provisions of this paragraph shall be offset by the amount of any losses, claims, damages, and liabilities sustained or incurred by the Company arising out of or in connection with a violation by the Banks of the provisions of paragraph (b) of Section 7 hereof (except to the extent that such violation occurs as a direct result of a violation by the Company of its obligations under paragraphs (b) or (c) of Section 8 hereof), as such amounts are finally determined by a court of competent jurisdiction, and provided that the foregoing indemnity with respect to any preliminary prospectus, the Prospectus or the Time of Sale Prospectus will not inure to the benefit of any Bank, or any underwriter or agent from whom the person asserting any losses, claims, damages or liabilities otherwise covered by this paragraph purchased Securities, or to the benefit of any person controlling such underwriter or agent, if a copy of the preliminary prospectus, the Prospectus or the Time of Sale Prospectus (as then amended and supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such underwriter or agent to such person if required so to have been delivered, at or prior to the entry into the contract of sale of Securities with such person, and if the preliminary prospectus, the Prospectus or the Time of Sale Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

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(b) The Banks agree to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Banks, but only with respect to such losses, claims, damages, and liabilities (and actions in respect thereof) that arise out of, are based upon, or are caused by any untrue statement or omission or allegedly untrue statement or omission included in or omitted from the Registration Statement, the Prospectus or the Time of Sale Prospectus in reliance upon and in conformity with information furnished to the Company by the Banks in writing expressly for use in the Registration Statement, the Prospectus or the Time of Sale Prospectus, in each case as amended or supplemented.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraphs (a) or (b) of this Section 11, such person (the “indemnified party”) will promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, will retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and will pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party will have the right to retain its own counsel, but the fees and expenses of such counsel will be borne by the indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party will not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such reasonable fees and expenses will be reimbursed as they are incurred. Such firm will be designated in writing by the Banks (in the case of parties indemnified pursuant to the second preceding paragraph) or by the Company (in the case of parties indemnified pursuant to the first preceding paragraph), as the case may be. The indemnifying party will not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have

17

been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. Any provision of this paragraph (c) to the contrary notwithstanding, no failure by an indemnified party to notify the indemnifying party as required hereunder will relieve the indemnifying party from any liability it may have had to an indemnified party otherwise than under this Section 11.

(d) If the indemnification provided for in paragraph (a) or (b) of this Section 11 is unavailable to an indemnified party or is insufficient in respect of any losses, claims, damages, or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying the indemnified party thereunder, will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Banks, on the other, from the offering of Securities as to which the Banks were named agents or underwriters, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Banks, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Banks, on the other, in connection with the offering of Securities as to which the Banks were named agents or underwriters will be deemed to be in the same proportion as the total net proceeds received by the Company from the offering of such Securities bears to the total discounts and commissions received by the Banks from the Company in respect thereof. The relative fault of the Company, on the one hand, and of the Banks, on the other, will be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied or to be supplied by the Company or by the Banks and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) The Company and the Banks agree that it would not be just or equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to therein. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, and liabilities referred to in paragraph (d) above will be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Any other provisions of this Section 11 to the contrary notwithstanding, (i) the Banks will not be required to contribute to the Company

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any amount in excess of the amount by which the aggregate public offering price of all Securities as to which the Banks were named agents or underwriters exceeds the amount of losses, claims, damages, and liabilities sustained or incurred by any Bank arising out of, based upon, or caused by any untrue statement or omission or allegedly untrue statement or omission included in or omitted from the Registration Statement, the Prospectus or the Time of Sale Prospectus (other than in reliance upon and in conformity with information furnished to the Company by the Banks in writing expressly for use in the Registration Statement, the Prospectus or the Time of Sale Prospectus or any amendment or supplement thereto), (ii) any amount payable by the Company or any Bank, as the case may be (the “Contributing Party”), pursuant to the provisions of this paragraph or paragraph (d) of this Section 11 shall be offset by the amount of any losses, claims, damages, and liabilities sustained or incurred by the other party arising out of or in connection with a violation (x) by any Bank of the provisions of paragraph (c) of Section 7 hereof (if the Company is the Contributing Party) or (y) by the Company of its obligations under paragraphs (b) or (c) of Section 8 hereof (if such Bank is the Contributing Party), in each case as such amounts are finally determined by a court of competent jurisdiction, and (iii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The remedies provided for in this Section 11 are not exclusive and will not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

Section 12. Termination. This Agreement will automatically terminate upon the expiration of the offering to which the Prospectus relates and may be earlier terminated by the Company or the Banks upon the giving of written notice of such termination to the other party hereto in accordance with the provisions of Section 14 hereof, provided, however, that if the Company and the Banks shall have executed a Terms Agreement for the purchase of Securities by the Banks in their capacity as underwriters, this Agreement may not be terminated by the Banks prior to delivery of and payment for such Securities except upon the failure of any of the conditions precedent described in Section 5(a) hereof, and provided, further, that if the Company and the Banks shall have executed a Terms Agreement for the purchase of Securities through the Banks as agent, this Agreement may not be terminated by the Banks prior to delivery of and payment for such Securities unless and until the Banks shall have exercised best efforts consistent with standard industry practice to assist the Company in obtaining performance by each purchaser whose offer to purchase such Securities is reflected in such Terms Agreement.

Section 13. Representations and Indemnities to Survive. The respective agreements of the Company and each Bank set forth in Section 2(e), 4, 8(b),

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9, 11, and 17 hereof, the representations and warranties of the Company set forth in Section 6 hereof, the representations and warranties of each Bank set forth in Section 7 hereof, and the statements and opinions of the Company and its officers set forth in the documents to be delivered by the Company to the Banks as provided in Section 5(c) hereof, will survive delivery of and payment for any Securities as contemplated hereunder and will survive termination of this Agreement in accordance with the provisions of Section 12 above.

Section 14. Notices. Except as otherwise specifically provided herein, all communications hereunder will be in writing and will be effective one business day after having been delivered by hand, mailed via Express Mail, deposited with Federal Express or any nationally recognized commercial courier service for “next day” delivery, or telecopied and confirmed in writing (by telecopied facsimile or otherwise) to the respective addresses or telecopier numbers set forth on the signature page hereto, or to such other address or telecopier number as either party may hereafter designate to the other in writing. The foregoing notwithstanding, copies of any Terms Agreement and of any certificate or opinion to be delivered by the Company to the Banks under Section 5(c) hereof will be deemed delivered if executed by all required signatories and telecopied to the Company and/or the Banks, as the case may be, with receipt confirmed in writing (by telecopied facsimile or otherwise). In the event that any Terms Agreement or any such certificate or opinion is delivered via telecopier as contemplated in the preceding sentence, the parties will use best efforts to ensure that “original” copies of such documents will be distributed promptly thereafter.

Section 15. Successors; Non-Transferability. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors, and the officers, directors, and controlling persons referred to in Section 11 hereof. No other person will have any right or obligation hereunder. Neither party to this Agreement may assign its rights hereunder without the written consent of the other party.

Section 16. Counterparts. This Agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

Section 18. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and will not affect the construction of any of the terms or provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Distribution Agreement as of the          day of                             .

PEPSICO, INC.

By:
Name:
Title:

Notice Information: PepsiCo, Inc. 700 Anderson Hill Road Purchase, New York 10577 Telephone No.: _________________ Facsimile No.: _________________ Attention: _________________

[NAME OF BANK]

By:
Name:
Title:

Notice Information: [NAME OF BANK] [ADDRESS] Telephone No.: _________________ Facsimile No.: _________________ Attention: _________________

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Schedule I

Participating Banks:

S-I-1

SCHEDULE II

PEPSICO, INC.

Debt Securities, Warrants and Units

TERMS AGREEMENT

Under

the Distribution Agreement, dated                     , 2006,

Among PepsiCo, Inc. and [Name of Bank(s)]

(The “Distribution Agreement”)

                        , 20

PepsiCo, Inc.

Purchase, N.Y. 10577

Attention:

In accordance with the provisions of the above-referenced Distribution Agreement, the undersigned [the “Bank”][(individually, the “Bank” and collectively, the “Banks”)], in [its][their] capacity as [Agent(s)][Underwriter(s)] under the Distribution Agreement, hereby [deliver(s) on behalf of one or more third-party investors an offer][agree(s)] to purchase $                         in aggregate initial offering price of the Securities identified below on the terms hereinafter set forth.

All capitalized terms used in this Terms Agreement and not otherwise defined herein have the meanings ascribed to such terms by the Prospectus (as such term is defined in the Distribution Agreement); provided, however, that in the event of a conflict between the Prospectus and the Pricing Supplement or Prospectus Supplement applicable to the Securities to which this Terms Agreement relates, the definition set forth in the applicable Supplement will govern.

Designation or Title of Securities:

Issue Price [i.e., Price to Public]:

[Agent(s)’ Commission][Underwriter(s)’ Discount]:

Currency:

Interest Rate [or, if a Floating Rate Debt Security, Initial Interest Rate]:

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Date of Issue:

Interest accrual date [if other than Date of Issue]:

Interest Payment Dates:

Principal Payment Dates [if other than at maturity]:

Scheduled Maturity Date:

Calculation Agent:

[Total amount of OID:]

[Optional redemption dates:]

[Option to elect repayment:]

[Sinking fund:]

[Acceleration provisions:]

[Exchange Rate Agent:]

[Other terms, if any:]

Settlement Date [and scheduled time and place]:

Possible additional terms for Floating Rate Debt Securities

[Base Rate:]

[Index Maturity:]

[Spread:]

[Spread Multiplier:]

[Spread Divisor:]

[Interest Period:]

[Interest Reset Dates:]

[Maximum Interest Rate:]

[Minimum Interest Rate:]

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The provisions of Sections [2 (if the Bank(s) [is][are] acting as agent(s))][3 (if the Bank(s) [is][are] acting as underwriter(s))] and 4 through 14 of the Distribution Agreement are incorporated by reference herein with the same force and effect as if set forth in full herein.

[In the event that two or more banks are signing this Terms Agreement: The Company represents that the respective Distribution Agreements executed and delivered by the Company and each of the Banks prior to or together with the execution and delivery of this Terms Agreement are identical in all material respects.]

This Terms Agreement will be (i) governed by and construed in accordance with the internal laws of the State of New York without regard to principles of conflicts of law, (ii) inure to the benefit of and be binding upon the parties hereto, their respective successors, and the officers, directors, and controlling persons referred to in Section 11 of the Distribution Agreement, and no other person will have any right or obligation hereunder. No party to this Terms Agreement may assign its rights hereunder without the written consent of the other parties. This Terms Agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon one and the same instrument.

[NAME OF BANK(S)]

By:
Name:
Title:

Accepted this      day of

                    , 20    .

PEPSICO, INC.

By:
Name:
Title:

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ANNEX A

Time of Sale Prospectus:

1.	Preliminary Prospectus issued [date]

2.	Identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act

3.	[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

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SCHEDULE III

PEPSICO, INC.

ADMINISTRATIVE PROCEDURES

Explained below are the administrative procedures applicable to the offering of the notes, debentures, and other evidences of unsecured indebtedness (the “securities”) of PepsiCo, Inc. (the “Company”), that have been registered by the Company with the Securities and Exchange Commission (the “Commission”) under the Company’s registration statement on Form S-3, File No. 333-                     such securities hereinafter the “Debt Securities” and such registration statement hereinafter the “Registration Statement”). The Debt Securities will be offered pursuant to one or more agreements in substantially the form of Distribution Agreement filed as an exhibit to the Registration Statement (the “Distribution Agreement”).

The Debt Securities will be issued pursuant to the provisions of the Indenture, dated as of                             , 20     (as it may be supplemented or amended from time to time, the “Indenture”), between the Company and JPMorgan Chase Bank, N.A. (“JPMorgan”), as trustee. JPMorgan will be the Registrar, Authentication Agent, and Paying Agent for the Debt Securities and will perform the duties specified below. The Debt Securities may bear interest at a fixed rate (the “Fixed Rate Debt Securities”) or a floating rate (the “Floating Rate Debt Securities”). Each Debt Security will be issued either (a) in book-entry form, as a beneficial interest in a single global Debt Security (a “Global Debt Security”) to be delivered to JPMorgan, as agent for The Depository Trust Company (“DTC”), and registered in the name of Cede & Co. or such other nominee of DTC as may be designated by DTC, or (b) in certificated form (a “Certificated Debt Security”) to be delivered to the holder thereof or to a person designated by such holder. Except in limited circumstances, Book-Entry Debt Securities will not be exchangeable for Certificated Debt Securities.

Book-Entry Debt Securities will be issued in accordance with the administrative procedures set forth in Part I hereof, as such procedures may from time to time be amended as a result of changes in DTC’s operating procedures. Certificated Debt Securities will be issued in accordance with the administrative procedures set forth in Part II hereof.

All capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms by the Prospectus filed as part of the Registration Statement (the “Prospectus”). In the event of a conflict between the terms hereof and the terms of the Prospectus or any amendment or supplement thereto, the terms of the Prospectus, as so amended or supplemented, shall govern.

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PART I

ADMINISTRATIVE PROCEDURES RE: BOOK-ENTRY DEBT SECURITIES

In connection with the qualification of the Book-Entry Debt Securities for eligibility in the book-entry system maintained by DTC, JPMorgan will perform certain custodial, document control, and administrative functions as described below and in accordance with its obligations as a participant in DTC’s book-entry system, including DTC’s Same-Day Funds Settlement System (“SDFS”).

Issuance:

On any Settlement Date (as defined in the Distribution Agreement) for one or more Book-Entry Debt Securities of the same series, the Company will issue one or more Global Debt Securities, in fully registered form, without coupons, each representing up to $500,000,000 in aggregate principal amount of such Debt Securities. Each Global Debt Security will be dated and issued as of the date of its authentication by JPMorgan. The Interest accrual date for any Global Debt Security will be as follows: (i) with respect to an original Global Debt Security (or any portion thereof), its date of issue, and (ii) with respect to any Global Debt Security (or any portion thereof) issued upon exchange of a Global Debt Security or in lieu of a destroyed, lost, or stolen Global Debt Security, the most recent preceding Interest Payment Date under the predecessor Global Debt Security or Securities (or, if no interest has been paid or provided for as of the date of issuance of such succeeding Global Debt Security, the date of issuance of the predecessor Global Debt Security), regardless of the date of authentication of such subsequently issued Global Debt Security. No Global Debt Security will represent any Certificated Debt Security.

Identification Numbers:

Prior to each Settlement Date, the Company will obtain from the CUSIP Service Bureau of Standard & Poor’s (the “CUSIP Service Bureau”) new CUSIP numbers (including tranche numbers) for the Debt Securities to be issued on such Settlement Date and shall deliver such CUSIP numbers to JPMorgan and DTC.

Registration:

Each Global Debt Security will be registered in the name of Cede & Co., as nominee for DTC, on the Security register maintained under the Indenture. The beneficial owner of a Book-Entry Debt Security (or one or more indirect participants in DTC, as designated by such owner) will designate one or more participants in DTC (with respect to such Debt Security, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such

S-III-2

beneficial owner in such Debt Security in the account of such Participants. The ownership interest of such beneficial owner in such Debt Security will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:

Transfers of a Book-Entry Debt Security will be accompanied by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Debt Security.

Exchanges:

JPMorgan may, upon notice to the Company, deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation (a copy of which shall be attached to the Global Debt Security resulting from such consolidation) specifying: (i) the CUSIP numbers of two or more outstanding Global Debt Securities that represent Book- Entry Debt Securities of the same series and for which interest has been paid to the same date, (ii) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for such Book-Entry Debt Securities, on which such Global Debt Securities shall be exchanged for a single replacement Global Debt Security, and (iii) a new CUSIP number to be assigned by the Company to such replacement Global Debt Security. Upon receipt of such a notice, DTC will send to its Participants (including JPMorgan) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, JPMorgan will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Debt Securities to be exchanged will no longer be valid. On the specified exchange date, JPMorgan will exchange such Global Debt Securities for a single Global Debt Security bearing the new CUSIP number and a new Interest accrual date, and the CUSIP numbers of the exchanged Global Debt Securities will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. Notwithstanding the foregoing, if the Global Debt Securities to be exchanged exceed $500,000,000 in aggregate principal amount, one Global Debt Security will be authenticated and issued to represent each $500,000,000 principal amount of the exchanged Global Debt Security and an additional Global Debt Security will be authenticated and issued to represent any remaining principal amount of such Global Debt Securities (see “Denominations” below).

S-III-3

Maturities:

Each Book-Entry Debt Security will mature on a date not less than nine months after the Settlement Date for such Debt Security. The date on which all outstanding principal of and interest on any Debt Security will be due and payable is referred to herein as the “Maturity Date” for such Debt Security.

Notice of Redemption

Notice of Redemption Dates: JPMorgan will give notice to DTC prior to each Redemption Date as specified in the Debt Security.

Denominations:

Unless otherwise set forth in the form of the applicable Global Debt Security, Book-Entry Debt Securities will be issued in principal amounts of $100,000,000 or any amount in excess thereof that is an integral multiple of $1,000. Global Debt Securities will be denominated in principal amounts not in excess of $500,000,000. If one or more Book-Entry Debt Securities having an aggregate principal amount in excess of $500,000,000 would, but for the preceding sentence, be represented by a single Global Debt Security, then one Global Debt Security will be issued to represent each $500,000,000 principal amount of such Book- Entry Debt Security or Securities and an additional Global Debt Security will be issued to represent any remaining principal amount of such Book-Entry Debt Security or Securities subject, to the minimum denomination requirement set forth above. In such a case, each of the Global Debt Securities representing such Book-Entry Debt Security or Securities shall be assigned the same CUSIP number. (References in this paragraph to U.S. dollars shall refer instead to any Specified Currency, as may be applicable.)

Interest:

General. Interest on each Book-Entry Debt Security will accrue from the Interest accrual date of the Global Debt Security representing such Book- Entry Debt Security. Each payment of interest on a Book-Entry Debt Security will include interest from and including the Interest accrual date or the most recent date for which interest has been paid or provided for, as the case may be, to but excluding the next succeeding Interest Payment Date or the Maturity Date, as the case may be. Interest payable on any Interest Payment Date will be paid to the Holder of Record as of the applicable Record Date (see below), provided that interest, if any, payable at the maturity or upon redemption of a Book-Entry Debt Security will be payable to the person to whom the principal of such Debt Security is payable.

S-III-4

Record Dates.

The Record Date with respect to any Interest Payment Date shall be the date fifteen calendar days immediately preceding such Interest Payment Date.

Fixed Rate Book-Entry Debt Securities. Interest Payment Dates for Fixed Rate Book-Entry Debt Securities will be as set forth in the applicable form of Fixed Rate Global Debt Security.

Floating Rate Book-Entry Debt Securities. Interest Payment Dates for Floating Rate Book-Entry Debt Securities will be as set forth in the applicable form of Floating Rate Global Debt Security. Unless otherwise set forth in the applicable form of Global Debt Security, interest on Floating Rate Book-Entry Debt Securities will be payable monthly, quarterly, semi-annually, or annually and (a) in the case of Floating Rate Book-Entry Debt Securities with a daily, weekly, or monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of each March, June, September, and December during the term of such Security, as specified pursuant to Settlement Procedure “A” below; (b) in the case of Floating Rate Debt Securities with a quarterly Interest Reset Date, on the third Wednesday of each March, June, September, and December during the term of such Security; (c) in the case of Floating Rate Debt Securities with a semi-annual Interest Reset Date, on the third Wednesday of the two months specified pursuant to Settlement Procedure “A” below; and (d) in the case of Floating Rate Debt Securities with an annual Interest Reset Date, on the third Wednesday of the month specified pursuant to Settlement Procedure “A” below; provided, however, that if an Interest Payment Date (other than the Maturity Date or a redemption date or a repayment date) for any Floating Rate Book-Entry Debt Security would otherwise be a day that is not a New York Business Day, such Interest Payment Date will be the next succeeding New York Business Day, except that in the case of a LIBOR-indexed Debt Security, if such New York Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding New York Business Day.

Notice of Interest Payment and Record Dates. On the first New York Business Day of each January, April, July, and October during the period that the Registration Statement is in effect, JPMorgan will deliver to the Company and DTC a written list of Record Dates and Interest Payment Dates that will occur with respect to then outstanding Book-Entry Debt Securities during the six-month period beginning on such first New York Business Day.

Calculation of Interest:

Fixed Rate Book-Entry Debt Securities. Unless otherwise set forth in the applicable form of Fixed Rate Global Debt Security and in the applicable Pricing Supplement, the amount of interest payable on any Interest Payment Date for Fixed Rate Book-Entry Debt Securities shall be computed on the basis of a 360-day year of twelve 30-day months and the amount of interest payable for any

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partial period shall be computed on the basis of the actual number of days elapsed in a 360-day year of twelve 30-day months.

Floating Rate Book-Entry Debt Securities. Unless otherwise set forth in the applicable form of Floating Rate Global Debt Security and in the applicable Pricing Supplement, interest on Floating Rate Book-Entry Debt Securities will be calculated on the basis of actual days elapsed and a year of 360 days.

Payments of Principal and Interest:

Payments of Interest. Promptly after each Record Date, JPMorgan will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest (to the extent then ascertainable) to be paid on each Global Debt Security (other than an amortizing Debt Security) on the following Interest Payment Date (other than an Interest Payment Date coinciding with maturity) and the total of such amounts. In the case of amortizing Debt Securities, JPMorgan will provide separate written notice to DTC prior to each Interest Payment Date at the times and in the manner set forth in DTC’s operational arrangements. The Company will pay to JPMorgan, as paying agent, the total amount of interest due on such Interest Payment Date (and, in the case of an amortizing Debt Security, principal and interest) (other than at maturity), and JPMorgan will pay such amount to DTC at the times and in the manner set forth below under “Manner of Payment.” If any Interest Payment Date for a Fixed Rate Book-Entry Debt Security is not a New York Business Day, the payment due on such day shall be made on the next succeeding New York Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

Payments at Maturity or Upon Redemption. On or about the first New York Business Day of each month during the period that the Registration Statement is in effect, JPMorgan will deliver to the Company and DTC a written list of principal and interest (to the extent then ascertainable) to be paid on each then outstanding Global Debt Security (other than an amortizing Debt Security) maturing either at maturity or on a redemption date in the following month. The Company and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Debt Security on or about the fifth New York Business day preceding the Maturity Date or redemption date of such Global Debt Security. In the case of amortizing Debt Securities, JPMorgan will provide separate written notice to DTC prior to each Interest Payment Date at the times and in the manner set forth in DTC’s operational arrangements. The Company will pay to JPMorgan, as the paying agent, the principal amount of such Global Debt Security, together with interest due at such Maturity Date or redemption date. JPMorgan will pay such amounts to DTC at the times and in the manner set forth below under “Manner of Payment.” If any Maturity Date or redemption date or repayment date of a Global Debt Security representing Book-Entry Debt Securities is not a New York Business Day, the payment due on such

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day shall be made on the next succeeding New York Business Day and no interest shall accrue on such payment for the period from and after such Maturity Date or redemption date or repayment date. Promptly after payment to DTC of the principal and interest due on the Maturity Date or redemption date of such Global Debt Security, JPMorgan will cancel such Global Debt Security in accordance with the terms of the Indenture and deliver it to the Company with a certificate of cancellation.

Manner of Payment. The total amount of any principal and interest due on Global Debt Securities on any Interest Payment Date or at maturity or upon redemption shall be paid by the Company to JPMorgan in funds available for immediate use by JPMorgan as of 9:30 A.M. (New York City time) on such date. The Company will make such payment on such Global Securities by instructing JPMorgan to withdraw funds from an account maintained by the Company at JPMorgan. The Company will confirm such instructions in writing to JPMorgan. Prior to 10 A.M. (New York City time) on each Maturity Date or redemption date or as soon as possible thereafter, JPMorgan will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of interest or principal (together with interest thereon) due on Global Debt Securities on any Maturity Date or redemption date. On each Interest Payment Date, interest payments (and, in the case of amortizing Debt Securities, interest and principal payments) shall be made to DTC in same day funds in accordance with existing arrangements between JPMorgan and DTC. Thereafter on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book- Entry Debt Securities represented by such Global Debt Securities are recorded in the book-entry system maintained by DTC. NEITHER THE COMPANY NOR JPMORGAN SHALL HAVE ANY RESPONSIBILITY OR LIABILITY FOR THE PAYMENT BY DTC TO SUCH PARTICIPANTS OF THE PRINCIPAL OF AND INTEREST ON THE BOOK-ENTRY DEBT SECURITIES.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Debt Security will be determined and withheld by the Participant, indirect participant in DTC, or other person responsible for forwarding payments directly to the beneficial owner of such Debt Security.

Preparation of Pricing Supplement:

If any order to purchase one or more Book-Entry Debt Securities is accepted by or on behalf of the Company, the Company will prepare an applicable Pricing Supplement to the Prospectus, reflecting the terms of such Debt Security.

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The Company will arrange to file such Pricing Supplement with the Commission in accordance with the provisions of paragraph (b) or (c) of Rule 424 promulgated under the Securities Act and will deliver the number of copies of such Pricing Supplement to each Bank as such Bank shall have reasonably requested by the close of business on the preceding New York Business Day. The Banks will cause such Pricing Supplement to be delivered to each purchaser of such Book-Entry Debt Securities in accordance with the applicable provisions of the Securities Act. In each instance that a Pricing Supplement is prepared, the Banks will affix the Pricing Supplement to the Prospectus (as amended or supplemented) prior to use of either such Pricing Supplement or the Prospectus (as amended or supplemented). Outdated Pricing Supplements, and the copies of the Prospectus to which they are attached (other than those retained files), will be destroyed.

Settlement:

The receipt by the Company of immediately available funds in payment for a Book-Entry Debt Security and the authentication and issuance of the Global Debt Security representing such Debt Security shall constitute “settlement” with respect to such Debt Security. All orders accepted by the Company will be settled on the fifth New York Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on another day (which day shall be no earlier than the next succeeding New York Business Day).

Settlement Procedures with regard to each Book-Entry Debt Security sold by the Company to or through any Bank shall be as follows:

A. The Banks will advise the Company by telephone that such Debt Security is a Book-Entry Debt Security and of the following settlement information:

Order number

Principal amount.

Maturity Date.

CUSIP number.

In the case of a Fixed Rate Book-Entry Debt Security, the interest rate and whether such Debt Security is an amortizing Debt Security, or in the case of a Floating Rate Book-Entry Debt Security, the Initial Interest Rate (if known at such time), Base Rate, Index Maturity, Interest Reset Periods, Interest Periods, Spread or Spread Multiplier (if any), Maximum and Minimum Interest Rates (if

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any), alternate rate event spread (if any), and the applicability of the Business Day Convention.

Interest Payment Dates.

Record dates.

Redemption and/or repayment provisions, if any.

Trade date.

Settlement Date.

Issue Price.

Banks’ commission or discount, if any, determined as provided in the applicable Terms Agreement.

Whether the Debt Security is an OID Debt Security and, if it is, the total amount of OID, the yield to maturity, the initial accrual period OID, and the applicability of Modified Payment upon Acceleration.

Net proceeds to Company.

Each Bank’s Name and whether such Bank is acting as agent, underwriter, or principal for its own account.

Any other applicable terms.

B. The Company will advise JPMorgan by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in Settlement Procedure “A” above. The Company will provide to JPMorgan a CUSIP number to be assigned to the Global Debt Security representing such Book-Entry Debt Security and will notify the Banks of such CUSIP number by telephone as soon as practicable.

C. JPMorgan will enter a pending deposit message through DTC’s Participant Terminal System, providing the following settlement information to DTC and the Agent:

The information set forth in Settlement Procedure “A”.

The Initial Interest Payment Date for such Debt Security, the number of days by which such date succeeds the related DTC Record Date (which in the case of Floating Rate Debt Securities that reset daily or weekly shall be the date 5 calendar days immediately preceding the applicable Interest Payment Date and, in

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the case of all other Book-Entry Debt Securities, shall be the Record Date as defined in the Debt Security) ant the amount of interest payable on such Initial Interest Payment Date.

The CUSIP number of the Global Debt Security representing such Book-Entry Debt Security.

Whether such Global Debt Security will represent any other Book-Entry Debt Security (to the extent known at such time).

Whether such Debt Security is an amortizing Debt Security (by appropriate notation in the comments field of DTC’s Participant Terminal System).

D. JPMorgan will complete and authenticate the Global Debt Security representing such Debt Security.

E. DTC will credit such Debt Security to JPMorgan’s participant account at DTC.

F. JPMorgan will enter a Same Day Funds Settlement (“SDFS”) delivery order through DTC’s Participant Terminal System instructing DTC to (i) debit such Debt Security to JPMorgan’s participant account and credit such Debt Security to each Bank’s participant account, and (ii) debit such Bank’s settlement account and credit JPMorgan’s settlement account for an amount equal to the price of such Debt Security less such Bank’s commission or discount, if any. The entry of such a delivery order shall constitute a representation and warranty by JPMorgan to DTC that (a) the Global Debt Security representing such Book-Entry Debt Security has been issued and authenticated and (b) JPMorgan is holding such Global Debt Security as custodian for DTC.

G. Unless such Bank purchased such debt Security as principal for its own account, each Bank will enter an SDFS delivery order through DTC’s Participant Terminal System instructing DTC (i) to debit such Debt Security to such Bank’s participant account and credit such Debt Security to the participant accounts of the Participants with respect to such Debt Security, and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Bank for an amount equal to the price of such Debt Security.

H. Transfers of funds in accordance with SDFS delivery orders described in Settlement Procedures “F” and “G” will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

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I. JPMorgan will credit to the account of the Company maintained at JPMorgan, New York, New York, in funds available for immediate use, in the amount transferred to JPMorgan in accordance with Settlement Procedure “F”.

J. Unless such Bank purchased such Debt Security as underwriter or as principal for its own account, each Bank will confirm the purchase of such Debt Security to the purchaser either by transmitting to the Participants with respect to such Debt Security a confirmation order or orders through DTC’s institutional delivery system or by mailing a written confirmation to such purchaser.

K. Monthly, JPMorgan will send to the Company a statement setting forth the principal amount of Debt Securities outstanding under the Indenture as of such date and setting forth a brief description of any sales of which the Company has advised JPMorgan but which have not yet been settled.

For sales by the Company of Book-Entry Securities to or through the Banks for settlement on the first New York Business Day after the sale date, Settlement Procedures “A” through “J” set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Procedure A:	11:00 a.m. on Sale Date
Procedure B:	12:00 p.m. on Sale Date
Procedure C:	2:00 p.m. on Sale Date
Procedure D:	9:00 a.m. on Settlement Date
Procedure E:	10:00 a.m. on Settlement Date
Procedure F:	2:00 p.m. on Settlement Date
Procedure G:	2:00 p.m. on Settlement Date
Procedure H:	4:45 p.m. on Settlement Date
Procedure I:	5:00 p.m. on Settlement Date
Procedure J:	5:00 p.m. on Settlement Date

If a sale is to be settled more than one New York Business Day after the sale date, Settlement Procedures “A”, “B”, and “C” shall be completed as soon as practicable but not later than 11:00 A.M., 12:00 P.M., and 2:00 P.M., respectively, on the first New York Business Day after the sale date. If the initial interest rate for a Floating Rate Book-Entry Debt Security has not been determined at the time that Settlement Procedure “A” is completed, Settlement Procedures “B” and “C” shall be completed as soon as such rate has been determined but no later than 12:00 P.M. and 2:00 P.M., respectively, on the second New York Business Day before the Settlement Date. Settlement Procedure “H” is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date. If settlement of a Book-Entry Debt Security is

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rescheduled or canceled, JPMorgan, after receiving notice from the company or the Banks, will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the New York Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:

If JPMorgan fails to enter an SDFS delivery order with respect to a Book-Entry Debt Security pursuant to Settlement Procedure “F”, JPMorgan may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Debt Security to JPMorgan’s participant account, provided that JPMorgan’s participant account contains a principal amount of the Global Debt Security representing such Debt Security that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Debt Securities represented by a Global Debt Security, JPMorgan will mark such Global Debt Security “canceled,” make appropriate entries in JPMorgan’s records and send such canceled Global Debt Security to the Company. The CUSIP number assigned to such Global Debt Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Debt Securities represented by a Global Debt Security, JPMorgan will exchange such Global Debt Security for two Global Debt Securities, one of which shall represent such Book-Entry Debt Security or Securities and shall be canceled immediately after issuance, and the other of which shall represent the remaining Book-Entry Debt Securities previously represented by the surrendered Global Debt Security and shall bear the CUSIP number of the surrendered Global Debt Security.

If the purchase price for any Book-Entry Debt Security is not timely paid to the Participants with respect to such Debt Security by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, each Bank may enter SDFS deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant to Settlement Procedures “F” and “G”, respectively. Thereafter, JPMorgan will deliver the withdrawal message and take the related actions described in the preceding paragraph. Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Debt Security, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Debt Securities to have been represented by a Global Debt Security, JPMorgan will provide, in accordance with Settlement Procedures “D” and “F”, for the authentication and issuance of a Global Debt Security representing the Book-Entry Debt Securities to be represented by such Global Debt Security and will make appropriate entries in its records.

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PART II

ADMINISTRATIVE PROCEDURES RE:

CERTIFICATED DEBT SECURITIES

JPMorgan will serve as registrar in connection with the Debt Securities.

Issuance:

Each Certificated Debt Security will be dated and issued as of the date of its authentication by JPMorgan. The Interest accrual date for any Certificated Debt Security will be as follows: (i) with respect to an original Certificated Debt Security (or any portion thereof), its original issuance date and (ii) with respect to any Certificated Debt Security (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Debt Security or in lieu of a destroyed, lost, or stolen Certificated Debt Security, the original issuance date of the predecessor Certificated Debt Security, regardless of the date of authentication of such subsequently issued Certificated Debt Security.

Registration:

Certificated Debt Securities will be issued only in fully registered form without coupons.

Transfers and Exchanges:

A Certificated Debt Security may be presented for transfer or exchange at the corporate trust office of JPMorgan or as set forth in the form of Certificated Debt Security. Certificated Debt Securities will be exchangeable for other Certificated Debt Securities having identical terms but different denominations without service charge. Certificated Debt Securities will not be exchangeable for Book-Entry Debt Securities.

Maturities:

Each Certificated Debt Security will mature on a date not less than nine months from the Settlement Date for such Debt Security.

Currency:

The currency denomination with respect to any Certificated Debt Security and the payment of interest and the repayment of principal with respect thereto shall be as set forth therein and in the applicable Pricing Supplement.

Except as otherwise specified in the form of Certificated Debt Security, the minimum denomination of any Certificated Debt Security will be U.S.

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$100,000,000 or any amount in excess thereof that is an integral multiple of U.S. $1,000. (References in this paragraph to U.S. dollars shall refer instead to any Specified Currency, as may be applicable.)

Interest:

General: Interest on each Certificated Debt Security shall accrue from the Interest accrual date. Each payment of interest on a Certificated Debt Security will include interest from and including the Interest accrual date or the most recent date for which interest has been paid or provided for, as the case may be, to but excluding the next succeeding Interest Payment Date or the Maturity Date, as the case may be. Interest payable on any Interest Payment Date will be paid to the Holder of Record as of the applicable Record Date, provided that interest, if any, payable at the maturity or upon redemption of such Debt Security will be payable to the person to whom the principal of such Debt Security is payable.

Fixed Rate Certificate Debt Securities. Interest Payment Dates for Fixed Rate Debt Securities will be as set forth in the applicable form of Certificated Debt Security.

Floating Rate Certificated Debt Securities:

Interest Payment Dates for Floating Rate Certificated Debt Securities will be as set forth in the form of Certificated Debt Security and in the applicable Pricing Supplement. Unless otherwise set forth in such form of Certificated Debt Security and in the applicable Pricing Supplement, interest on Floating Rate Certificated Debt Securities will be payable monthly, quarterly, semi-annually, or annually and (a) in the case of Floating Rate Certificated Debt Securities with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of each March, June, September, and December during the term of such Debt Security, as specified pursuant to Settlement Procedure “A” below; (b) in the case of Floating Rate Certificated Debt Securities with a quarterly interest Payment Reset Date, on the third Wednesday of each March, June, September, and December during the term of such Debt Security; (c) in the case of Debt Securities with a semi-annual Interest Reset Date, on the third Wednesday of the two months specified pursuant to Settlement Procedure “A” below; and (d) in the case of Floating Rate Certificated Debt Securities with an annual Interest Reset Date, on the third Wednesday of the month specified pursuant to Settlement Procedure “A” below; provided, however, that if an Interest Payment Date (other than the Maturity Date or a redemption date or a repayment date) for Floating Rate Certificated Debt Securities would otherwise be a day that is not a New York Business Day, such Interest Payment Date will be the next succeeding New York Business Day, except that in the case of a LIBOR-indexed Debt Security if such succeeding New York Business Day is in the next

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succeeding calendar month, such Interest Payment Date will be the immediately preceding New York Business Day.

Calculation of Interest:

Fixed Rate Certificated Debt Securities. Unless otherwise set forth in the applicable form of Certificated Debt Security and in the applicable Pricing Supplement, the amount of interest payable on any Interest Payment Date for Fixed Rate Book-Entry Debt Securities shall be computed on the basis of a 360-day year of twelve 30-day months and the amount of interest payable for any partial period shall be computed on the basis of the actual number of days elapsed in a 360-day year of twelve 30-day months.

Floating Rate Certificated Debt Securities. Interest rates on Floating Rate Certificated Debt Securities will be determined as set forth in the form of such Debt Securities and in the applicable Pricing Supplement. Unless otherwise set forth in the applicable form of Debt Security and in the applicable Pricing Supplement, interest on Floating Rate Certificated Debt Securities will be calculated on the basis of actual days elapsed and a year of 360 days.

Payments of Principal and Interest:

JPMorgan will pay the principal amount of each Certificated Debt Security at maturity or upon redemption upon presentation and surrender of such Debt Security to JPMorgan. Such payment, together with payment of interest due at maturity or upon redemption of such Debt Security, will be made in funds available for immediate use by JPMorgan and in turn by the holder of such Debt Security. Certificated Debt Securities presented to JPMorgan at maturity or upon redemption for payment will be canceled by JPMorgan and delivered to the Company with a certificate of cancellation. All interest payments on a Certificated U.S. dollar Debt Security (other than interest due at maturity or upon redemption) will be made by U.S. dollar check drawn on JPMorgan (or another person appointed by JPMorgan) and mailed by JPMorgan to the person entitled thereto as provided in such Debt Security and the Indenture; provided, however, that the holder of $10,000,000 or more of Certificated Debt Securities having the same Interest Payment Date will be entitled to receive payment by wire transfer of immediately available funds; provided, that such holder shall have given JPMorgan notice of the account to which such transfer shall be made at least 15 calendar days prior to the applicable payment date. Following each Record Date during the period that the Registration Statement is in effect, JPMorgan will furnish the Company with a list of interest payments (to the extent then ascertainable) to be made on the following Interest Payment Date for each then outstanding Certificated Debt Security and in total for all such Certificated Debt Securities. Interest at maturity or upon redemption will be payable to the person to whom the payment of principal is payable. JPMorgan will provide monthly to

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the Company lists of principal and interest, to the extent ascertainable, to be paid on Certificated Debt Securities maturing or to be redeemed in the next month. JPMorgan will be responsible for withholding taxes on interest paid on Certificated Debt Securities as required by applicable law.

If any Interest Payment Date or the Maturity Date or redemption date of a Fixed-Rate Certificated Debt Security is not a New York Business Day, the payment due on such day shall be made on the next succeeding New York Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Maturity Date or redemption date, as the case may be. If the Maturity Date or any redemption date or repayment date for any Certificated Floating Rate Debt Security would fall on a day that is not a New York Business Day, the payment of principal and interest due on such day shall be made on the next succeeding New York Business Day and no interest shall accrue on such payment for the period from and after the Maturity Date or such redemption date or repayment date, as the case may be.

Preparation of Pricing Supplement:

If any order to purchase a Certificated Debt Security is accepted by or on behalf of the Company, the Company will prepare an applicable Pricing Supplement to the Prospectus (as amended or supplemented), reflecting the terms of such Debt Security. The Company will file such Pricing Supplement with the Commission in accordance with the provisions of paragraph (b) or (c) of Rule 424 promulgated under the Securities Act and will deliver the number of copies of such Pricing Supplement to each Bank as such Bank shall have requested by the close of business on the preceding New York Business Day. The Banks will cause such Pricing Supplement to be delivered to the purchaser of the Certificated Debt Security in accordance with the applicable provisions of the Securities Act. In each instance that a Pricing Supplement is prepared, the Banks will affix the Pricing Supplement to the Prospectus (as amended or supplemented) prior to use of either such Pricing Supplement or the Prospectus (as amended or supplemented). Outdated Pricing Supplements, and the copies of the Prospectus to which they are attached (other than those retained for files), will be destroyed.

Settlement:

The receipt by the Company of immediately available funds in exchange for an authenticated Certificated Debt Security delivered to the Banks and the Banks’ delivery of such Debt Security against receipt of immediately available funds shall constitute “settlement” with respect thereto. All orders accepted by the Company will be settled on or before the third New York Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on another date.

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Settlement Procedures:

Settlement Procedures with regard to each Certificated Debt Security sold by the Company to or through the Banks shall be as follows:

A. The Banks will advise the Company by telephone that such Debt Security is a Certificated Debt Security and of the following settlement information:

Order number.

Principal amount.

Maturity Date.

Name in which Certificated Debt Security is to be registered (the “Registered Owner”).

Address of the Registered Owner and address for payment of principal and interest.

Taxpayer identification number of the Registered Owner (if available).

In the case of a Fixed Rate Certificated Debt Security, the interest rate and whether such Debt Security is an amortizing Debt Security, or in the case of a Floating Rate Certificated Debt Security, the Initial Interest Rate (if known at such time), Base Rate, Index Maturity, Interest Reset Periods, Interest Periods, Spread or Spread Multiplier (if any), Maximum and Minimum Interest Rates (if any), alternate rate event spread (if any), and the applicability of the Business Day Convention.

Interest Payment Dates.

Record dates.

Redemption and/or repayment provisions, if any.

Trade date.

Settlement Date.

Issue Price.

Banks’ commission or discount, if any, determined as provided in the applicable Terms Agreement.

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Whether the Certificated Debt Security is an OID Debt Security and, if it is, the total amount of OID, the yield to maturity, the initial accrual period OID, and the applicability of Modified Payment upon Acceleration.

Net proceeds to Company.

Each Bank’s Name and whether such Bank is acting as agent, underwriter, or as principal for its own account.

Any other applicable terms.

B. The Company will advise JPMorgan by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in Settlement Procedure “A” above.

C. The Company will have delivered to JPMorgan a pre-printed 4-ply packet for such Certificated Debt Security, which packet will contain the following documents in forms that have been approved by the Company, the Banks, and the Trustee: (a) Certificate with customer confirmation, (b) Stub One (for JPMorgan), (c) Stub Two (for the Banks), and (d) Stub Three (for the Company).

The information set forth in Settlement Procedure “A”.

D. JPMorgan will complete and authenticate such Certificated Debt Security and deliver it (with the confirmation) and Stubs One and Two to the Banks, and the Banks will acknowledge receipt of such Debt Security by stamping or otherwise marking Stub One and returning it to JPMorgan. Such delivery will be made only against such acknowledgment of receipt and evidence that instructions have been given by the Banks for payment to the account of the Company at the JPMorgan Chase Bank, N.A., New York, New York, in funds available for immediate use, of an amount equal to the price of such Debt Security less the Banks’ commission or discount, if any. In the event that the instructions given by the Banks for payment to the account of the Company are revoked, the Company will as promptly as possible wire transfer to the account of each Bank an amount of immediately available funds equal to the amount of such payment made.

E. Unless such Bank purchased such Debt Security as principal for its own account, each Bank will deliver such Debt Security (with the confirmation) to the customer against payment in immediately available funds. The Banks will obtain the acknowledgment of receipt of such Debt Security by retaining Stub Two.

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F. JPMorgan will send Stub Three to the Company by first-class mail. Periodically during the period that the Registration Statement is in effect, JPMorgan will also send to the Company a statement setting forth the principal amount of the Certificated Debt Securities then outstanding under the Indenture and setting forth a brief description of any sales of which the Company has advised JPMorgan but which have not yet been settled.

Timetable: For sales by the Company of Certificated Debt Securities to or through the Banks, Settlement Procedures “A” through “F” set forth above shall be completed as soon as possible but not later than the respective times (New York City Time) set forth below:

Procedure A:	2:00 p.m. on day before Settlement Date
Procedure B:	2:15 p.m. on day before Settlement Date
Procedure C:	2:15 p.m. on day before Settlement Date
Procedure D:	2:15 p.m. on Settlement Date
Procedure E:	3:00 p.m. on Settlement Date
Procedure F:	5:00 p.m. on Settlement Date

Failure to Settle:

If a purchaser (other than a Bank acting as underwriter or as principal for its own account) fails to accept delivery of and make payment for any Certificated Debt Security, the Banks will notify the Company and JPMorgan by telephone and will return such Debt Security to JPMorgan. Upon receipt of such notice, the Company will immediately wire transfer to the account of such Bank an amount equal to the amount previously credited thereto in respect of such Debt Security. Such wire transfer will be made on the Settlement Date, if possible, and in any event not later than the New York Business Day following such Settlement Date. If the failure shall have occurred for any reason other than a default by any Bank of its obligations hereunder or under the Distribution Agreement or the applicable Terms Agreement, then the Company will reimburse such Bank on an equitable basis, for its loss of the use of the funds during the period when they were credited to the account of the Company. Immediately upon receipt of the Certificated Debt Security in respect of which such failure occurred, JPMorgan will mark such Debt Security “canceled”, make appropriate entries in its records, and send such Debt Security to the Company.

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EXHIBIT A

1. The Company is a corporation in existence under the laws of the State of North Carolina, has the corporate power to conduct its business as described in the Prospectus and the Time of Sale Prospectus, and is duly qualified to do business as a foreign corporation in each jurisdiction where the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole.

2. The Distribution Agreement has been duly authorized by the Company by all necessary corporate action and has been duly executed and delivered by the Company.

3. The Company has authorized the execution, delivery and performance of the Indenture by all necessary corporate action and the Indenture has been duly executed and delivered by the Company and is qualified under the Trust Indenture Act of 1939, as amended, and, assuming due authorization, execution and delivery thereof by the Trustee, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to creditors’ rights generally, by any other federal or state laws, by rights of acceleration, if applicable, by general principles of equity.

4. The Company has authorized the execution, delivery and performance of each of the form of Warrant Agreement included as Exhibit 4.4 to the Registration Statement (the “Debt Warrant Agreement”) and the form of Unit Agreement included as Exhibit 4.5 to the Registration Statement (the “Unit Agreement”) by all necessary corporate action and, assuming valid execution and delivery by the Company and due authorization, valid execution, and delivery by the Warrant Agent and the Unit Agreement, respectively, will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to creditors’ rights generally, by any other federal or state laws, by rights of acceleration, if applicable, by general principles of equity.

5. The Company has authorized the execution, delivery and performance of Debt Securities, Debt Warrants and Units by all necessary corporate action and, when issued by the Company and (i) authenticated by the Trustee in accordance with the applicable provisions of the Indenture (with respect to Debt Securities) or (ii) countersigned by the Warrant Agent or Unit Agent in accordance with the applicable provisions of the Debt Warrant Agreement or the Unit Agreement, as the case may be, and (iii) delivered to and duly paid for by the purchasers thereof in accordance with the applicable provisions of the Prospectus, any applicable Supplement, and the Distribution Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to creditors’ rights generally, by any other federal or state laws, by rights of acceleration, if applicable, by general principles of equity.

6. The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the Securities Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to my knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

7. The execution and delivery of and performance by the Company of its obligations under the Distribution Agreement, the Indenture, the Debt Warrant Agreement, the Unit Agreement, the Debt Securities, the Debt Warrants and the Units will not contravene any provision of the Restated Charter or By-Laws of the Company, or of any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries taken as a whole, or, to my knowledge, of any judgment, order, or decree of any governmental body, agency, or court having jurisdiction over the Company or any of its subsidiaries, in each of the foregoing cases except as would be reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. No consent, approval, authorization, or order of or qualification with any governmental body or agency is required to be obtained or made by the Company for the execution and delivery by the Company of the Distribution Agreement, the Indenture, the Debt Warrant Agreement, the Unit Agreement, the Debt Securities,

the Debt Warrants, or the Units and for consummation by the Company of the transactions provided for therein, except as may be required by the Blue Sky laws or other securities laws of the various states in which the Debt Securities, Warrants and Units may be offered and sold and except for consents, approvals, authorizations, actions, filings and registrations which, if not obtained or made, are not reasonably likely to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

8. I have considered the statements relating to legal matters or documents included in the Prospectus under the captions [“Description of Debt Securities”, “Description of Warrants-Debt Warrants” and “Description of Units”]. In my opinion, such statements fairly summarize in all material respects such matters or documents.

9. To my knowledge, there is no legal or governmental proceeding pending or threatened to which the Company or any of its significant subsidiaries is a party, or by which any of the properties of the Company or its significant subsidiaries is bound, which would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; and to my knowledge, there is no agreement or other document that is required to be described in the Registration Statement, the Prospectus, any applicable Pricing Supplement or Prospectus Supplement, or any Time of Sale Prospectus, or that is required to be filed as an exhibit to the Registration Statement, that is not so described or filed.

10. I have not myself checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished with respect to matters in the Registration Statement, the Time of Sale Prospectus or the Prospectus (except to the extent stated in paragraph 4 above). I have generally reviewed and discussed with the representatives of the underwriters and with certain officers and employees of, and counsel for, the Company, and with independent registered public accountants for the Company, the information furnished, whether or not subject to my check and verification. On the basis of such consideration, review and discussion, but without independent check or verification except as stated above, (i) in my opinion, the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder, and (ii) nothing has come to my attention that causes me to believe that, insofar as relevant to the offering of the Securities, (a) the Registration Statement at the time such Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Time of Sale Prospectus, at the time of each sale of the Underwritten Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, contained an untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (c) the Prospectus, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In expressing the foregoing opinion and belief, we have not been called to pass upon, and we express no opinion or belief as to, the financial statements or financial schedules or other financial or statistical data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus or the Statement of Eligibility of the Trustee on Form T-1.

The opinions and belief expressed in paragraph 5 above (except as to due authorization of the Debt Securities, Debt Warrants and Units), in paragraph 8 above as to the statements in the Prospectus under the captions [“Description of Debt Securities”, “Description of Warrants—Debt Warrants” and “Description of Units”], and in paragraph 10 above do not, in any case, address any provision of the Commodity Exchange Act, as amended, or the rules, regulations, or interpretations of the Commodity Futures Trading Commission, as may be applicable to any Debt Securities whose principal and/or interest payments will be determined by reference to one or more currency exchange rates, commodity prices, equity indices, or other variable factors, or as may be applicable to any Debt Warrants or Units relating to any such Debt Securities.

In rendering such opinion, I may rely, as to matters of fact (but not as to legal conclusions), to the extent I deem proper, on certificates of responsible officers of the Company and public officials. Such opinion will be limited to the laws of the State of New York and the federal laws of the United States of America. Insofar as such opinion involves matters governed by the laws of North Carolina, I may rely, without independent investigation, on the opinion of North Carolina counsel for the Company.

EXHIBIT B

1. each of the Debt Warrant Agreement and the Unit Agreement, when duly authorized, executed and delivered by the Company (assuming the due authorization, valid execution and delivery thereof by the other parties thereto) will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to creditors’ rights generally, by any other federal or state laws, by rights of acceleration, if applicable, by general principles of equity;

2. the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and has been duly authorized, executed and delivered by the Company and (assuming due authorization, valid execution and delivery thereof by the Trustee) is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to creditors’ rights generally, by any other federal or state laws, by rights of acceleration, if applicable, by general principles of equity;

3. the Securities have been duly authorized and when issued and delivered by the Company and authenticated by the Trustee or the Warrant Agent or the Unit Agent, as the case may be, in accordance with the provisions of the Indenture or the Debt Warrant Agreement or the Unit Agreement, as the case may, and duly paid for by the purchasers thereof, will be entitled to the benefits of the Indenture or the Debt Warrant Agreement or the Unit Agreement, as the case may be, and will be valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforceability may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to creditors’ rights generally, by any other federal or state laws, by rights of acceleration, if applicable, by general principles of equity;

4. we have considered the statements relating to legal matters or documents included in the Prospectus under the captions [“Description of Debt Securities”, “Description of Warrants-Debt Warrants”, “Description of Units”]. In our opinion, such statements fairly summarize in all material respects such matters or documents;

5. the Registration Statement has been declared effective under the Securities Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and,

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to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

6. we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished with respect to matters in the Registration Statement, the Time of Sale Prospectus or the Prospectus (except to the extent stated in paragraph 4 above). We have generally reviewed and discussed with your representatives and with certain officers and employees of, and counsel for, the Company, and with independent registered public accountants for the Company, the information furnished, whether or not subject to our check and verification. On the basis of such consideration, review and discussion, but without independent check or verification except as stated above, (i) in our opinion, the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder, and (ii) nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Securities, (a) the Registration Statement at the time such Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Time of Sale Prospectus, as of the Time of Sale, contained an untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (c) the Prospectus, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In expressing the foregoing opinion and belief, we have not been called to pass upon, and we express no opinion or belief as to, the financial statements or financial schedules or other financial or statistical data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus or the Statement of Eligibility of the Trustee on Form T-1.

The opinions and belief expressed in paragraph (3) above (except as to due authorization of the Securities), in paragraph (4) above as to the statements in the Prospectus under the captions [“Description of Debt Securities”, “Description of Debt Warrants” and “Description of Units”] and in paragraph (6) above do not, in any case, address any provision of the Commodity Exchange Act, as amended, or the rules, regulations, or interpretations of the Commodity Futures Trading Commission, as may be applicable to any Debt Securities whose principal and/or interest payments will be determined by reference to one or more currency exchange rates, commodity prices, equity indices, or other variable factors, or as may be applicable to any Debt Warrants or Units relating to any such Debt Securities.

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EXHIBIT C

ASSISTANT SECRETARY’S CERTIFICATE

I,                     , the duly qualified, elected, and acting Assistant Secretary of PepsiCo, Inc., a company organized under the laws of the State of North Carolina (the “Company”), hereby certify as follows:

1. Attached hereto as Exhibit A is a true and complete copy of the Restated Articles of Incorporation of the Company, certified as of                      by the Secretary of State of the State of North Carolina. No further amendments or supplements to the Restated Articles of Incorporation have been proposed to or approved by the Board of Directors or shareholders of the Company.

2. Attached hereto as Exhibit B is a true, correct, and complete copy of the By-Laws of the Company. Such By-Laws have been in effect at all times since                     .

3. Attached hereto as Exhibits C-1 and C-2 are copies of resolutions duly adopted by the Board of Directors of the Company on                     -     relating to the issuance of short-term and long-term debt securities, which resolutions are in full force and effect as of the date hereof.

4. The documents described below have been duly authorized, executed (except as otherwise indicated below), and filed by the Company with the Securities and Exchange Commission:

(a) the Registration Statement on Form S-3, File No. 333-                    , filed by the Company on May 2, 2006 (the “Registration Statement”), relating to the Company’s securities, a copy of which is attached hereto as Exhibit D;

(b) the Indenture, dated as of                     , between the Company and JPMorgan Chase Bank, N.A., as trustee, which is incorporated by reference from Exhibit 4.2 to PepsiCo’s Registration Statement on Form S-3 (File No. 333-                    );

(c) the form of Debt Warrant Agreement or Unit Agreement that may be entered into by the Company and JPMorgan Chase Bank, N.A., as warrant agent or unit agent, as the case may be, a copy of which is incorporated by reference from Exhibit 4.4 or 4.5 to PepsiCo’s Registration Statement on Form S-3 (File No. 333-                     ); and

(d) the form of Distribution Agreement that may be entered into by the Company and one or more agents and underwriters in connection with the offer and sale of the Debt Securities, Warrants and Units, a copy of which is attached as Exhibit 1.2 to the Registration Statement.

5. The Debt Securities may be issued from time to time, in substantially the forms attached hereto as Exhibit E (with respect to Fixed Rate Debt Securities) and Exhibit F (with respect to Floating Rate Debt Securities), on such terms as shall be determined by any two of the following officers of the Company: (i) the Chairman of the Board and Chief Executive Officer (the “Chairman”), (ii) Chief Financial Officer (the “Executive Vice President”), (iii) the Senior Vice President and Treasurer (the “Treasurer”), and (iv) such other officer of the Company as may be designated by the Chairman, the Executive Vice President, or the Treasurer pursuant to the Delegation of Authority attached hereto as Exhibit G (any two of the Chairman, the Executive Vice President, the Treasurer, and such other officer hereinafter referred to as the “Authorized Persons”), provided, that such terms will in no event violate or conflict with the terms and provisions set forth in the Indenture or the Prospectus or (to the extent that the terms of an applicable Pricing Supplement supersede the terms and provisions of the Prospectus) the applicable Pricing Supplement.

6. The Debt Warrants and Units may be issued from time to time, alone or together with one or more series of Debt Securities, in substantially the form attached hereto as Exhibit H and I, respectively, on such terms as shall be determined by any two Authorized Persons, provided that such terms will in no event violate or conflict with the terms and provisions of the Debt Warrant Agreement or the Unit Agreement, as the case may be, or the Prospectus or (to the extent that the terms of an applicable Prospectus Supplement supersede the terms and provisions of the Prospectus) the applicable Prospectus Supplement.

7. The persons named below are duly qualified, elected, and acting officers of the Company, have been duly elected or appointed to the offices set forth opposite their respective names, have held such offices at all times since                                              , and hold such offices as of the date hereof. The signatures set forth below opposite the names of such persons are the genuine signatures of such persons.

[Title]

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Company as of the          day of                     , 20    .

Assistant Secretary

I,                    , a Vice President of the Company, hereby certify that                      is the duly qualified, elected, and acting Assistant Secretary of the Company, has been duly elected or appointed to such office, has held such office at all times since             , holds such office as of the date hereof, and that the signature set forth below is his genuine signature.

Assistant Secretary

IN WITNESS WHEREOF, I have hereunto set my hand as of the          day of                     , 20    .

Vice President

EXHIBIT D

OFFICERS’ CERTIFICATE

                    , Chief Financial Officer, and                     , Senior Vice President or Treasurer, of PepsiCo, Inc., a corporation organized under the laws of the State of North Carolina (the “Company”), each hereby certifies as follows:

1. I have examined the Company’s Registration Statement on Form S-3, File No. 333-                     (the “Registration Statement”), as filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 2, 2006, including all of the documents filed as exhibits thereto. Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms by the prospectus filed as part of the Registration Statement (such prospectus hereinafter the “Prospectus”).

2. To my knowledge, no proceedings for the merger, consolidation, liquidation, or dissolution of the Company or the sale of all or substantially all of its assets are pending or contemplated.

3. To my knowledge, the Registration Statement as supplemented by the Time of Sale Prospectus (i) contains no untrue statement of a material fact regarding the Company or any of its consolidated subsidiaries and (ii) does not omit to state any material fact necessary to make any such statement, in the light of the circumstances under which it was made, not misleading.

IN WITNESS WHEREOF, I have hereunto set my hand as of the          of                     , 20    .

Name:
Title:

Name:
Title:

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